Consent of Independent Certified Public Accountants

We have issued our report dated March 9, 2001(except for Note 9 as to which the date is March 21, 2001), accompanying the financial statements of SonicSave.com Corp. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                        /s/ GRANT THORNTON LLP

Boston, Massachusetts
April 4, 2001